EX-16    EXHIBIT 16 - Letter from McLean Majdanski, Chartered Accountants

McLean Majdanski
Chartered Accountants

Suite 840-475 West Georgia St.
Vanouver, British Columbia
Canada  V6B 4M9

Telephone: 604 683-4533
Facsimile:  604 683-2585

February 6, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madame:

Re Leopard Capital Inc. Commission File Number 000-30644

We have read the statements made under Item 4 of the attached report on Form 8-K of Leopard Capital Inc. dated February 6, 2004, and agree with the statements made on the form as such.

Yours truly

McLean Majdanski

/s/ Ken McLean

By Ken Mclean